Exhibit 10.10
EXECUTION VERSION
FIRST AMENDMENT AND WAIVER TO SERVICING AGREEMENT
          This FIRST AMENDMENT AND WAIVER TO SERVICING AGREEMENT, dated as of April 21, 2011 (this “Amendment”), amends that certain Servicing Agreement, dated as of August 20, 2010 (the “Servicing Agreement”) by and among BLUESTEM BRANDS, INC. (“Bluestem”), as Servicer, FINGERHUT RECEIVABLES I, LLC, a Delaware limited liability company (the “Company”) and GOLDMAN SACHS BANK USA (“GS Bank”), as Administrative Agent (in such capacity, “Administrative Agent”) and Collateral Agent, and grants certain waivers under the Servicing Agreement and the other Credit Documents as hereafter set forth. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Servicing Agreement.
          WHEREAS, Bluestem, the Company and the Administrative Agent wish to amend certain provisions of the Servicing Agreement and grant certain waivers under the Servicing Agreement and the other Credit Documents as hereafter set forth; and
          WHEREAS, the Requisite Lenders have consented to such amendments in accordance with Section 8.01 of the Servicing Agreement and the Class Requisite Lenders of each Class have consented to such waivers in accordance with Section 9.5 of the Credit Agreement;
          NOW, THEREFORE, Bluestem, the Company and the Administrative Agent hereby agree as follows:
     1. Amendments to Section 1.01. Section 1.01 of the Servicing Agreement is hereby amended, effective as of the Closing Date, as follows:
     (a) the definition of “Consolidated Adjusted EBITDA” is deleted in its entirety and the following is substituted in lieu thereof:
“Consolidated Adjusted EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) for any period including the period in which such amounts were paid, fees or expenses of the Administrative Agent and any Lender or arranger in connection with the Credit Documents, or of any administrative agent, lender, or arranger in connection with the Bluestem Inventory Loan Documents, in each case paid on or prior to the Closing Date, (v) for any period (other than the period specified in the following clause (vi))

including the period in which such amounts were paid, other fees or expenses in an amount not to exceed $1,000,000 paid in connection with the Credit Documents, the Bluestem Inventory Loan Documents or the Senior Subordinated Documents and the transactions contemplated therein, (vi) for the period from, and including, the Closing Date to, and including, the last day of the first Fiscal Quarter to end after the Closing Date, other fees and expenses in an amount not to exceed $6,500,000 paid in connection with the Credit Documents and the transactions contemplated therein and the refinancing or replacement of credit facilities existing prior to the Closing Date, (vii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) in an amount not to exceed $2,000,000, or any additional amounts approved by the Class Requisite Lenders of each Class, and other non-cash charges relating to the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008 and/or (B) without duplication, derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP, (viii) reasonable fees and expenses in connection with an initial public offering by Bluestem in an amount not to exceed the lesser of (A) 12.5% of the gross proceeds thereof and (B) the actual fees and expenses incurred in connection therewith, or any additional amounts approved by the Class Requisite Lenders of each Class and (ix) the amount of any prepayment premiums or other similar fees paid in connection with the Credit Documents or the Bluestem Inventory Loan Documents, minus (b) without duplication and to the extent included in Consolidated Net Income, (i) any cash payments made during such period in respect of noncash charges described in clause (a)(vii) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP, including, without limitation, any non-cash gains or items of income relating to the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008 and/or (B) without duplication, derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP.
     (b) the definition of “Swap Agreement” is amended by inserting the following sentence at the end thereof:
“For the avoidance of doubt, the contingent financing fee arrangement entered into on May 15, 2008 and Equity Interests of any Person in the Servicer Consolidated Group shall not constitute a Swap Agreement regardless of treatment of such contingent financing fee arrangement or such Equity Interests, or any portion thereof, as an embedded derivative under GAAP.”

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; and
     (c) the definition of “Tangible Net Worth” is deleted in its entirety and the following is substituted in lieu thereof:
“Tangible Net Worth” shall mean, with respect to a Person, as of any date of determination, the result of (a) such Person’s total stockholder’s or other equity (including preferred stock, but excluding treasury stock and subscribed but unissued capital stock, and excluding any asset or liability resulting from the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008, and/or (B) without duplication, any derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP), minus (b) the sum of (i) all Intangible Assets of such Person, (ii) all of such Person’s prepaid expenses and (iii) all amounts due to such Person from its Affiliates.
     2. Amendments to Section 4.01(b). Section 4.01(b) of the Servicing Agreement is hereby amended, effective as of the Closing Date, as follows:
Net Worth. The Servicer Consolidated Group shall have a Tangible Net Worth (measured as of the last day of each Fiscal Quarter) equal to or greater than the sum of (i) $120,000,000, plus (ii) 75% of its Consolidated Net Income (if positive) for each full Fiscal Year after the Closing Date before any non-cash gain (loss) (net of any income taxes) relating to the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008 and/or (B) without duplication, derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP, plus (iii) 85% of the gross proceeds actually received in cash by the Servicer Consolidated Group from the proceeds of any issuance of Capital Stock by the Servicer Consolidated Group after the Closing Date.
     3. Amendments to Exhibit G. Exhibit G to the Servicing Agreement is hereby replaced with the Form of Compliance Certificate attached as Exhibit A hereto.
     4. Continued Effectiveness of the Servicing Agreement and Other Credit Documents. Each party hereto hereby (i) acknowledges and consents to this Amendment and (ii) confirms and agrees that the Servicing Agreement and each other Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Credit Document to “the Servicing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Servicing Agreement shall mean the Servicing Agreement as amended by this Amendment. This Amendment does not and shall not affect any of the obligations of any Credit Party, other than as expressly provided herein, including, without limitation, the Company’s obligation to repay the Loans in accordance with the terms of the Credit Agreement, or the obligations of any other Credit Party under any Credit Document to which it is a party, all of which obligations shall remain in full force and effect.

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Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Servicing Agreement or any other Credit Document, nor constitute a waiver of any provision of the Servicing Agreement or any other Credit Document.
     5. Waiver. Subject to compliance of the Servicer with Section 6(a) below, (i) the Class Requisite Lenders of each Class and the Administrative Agent hereby waive any Servicer Default under the Servicing Agreement and Default or Event of Default under any other Credit Document which may have resulted solely from the restatement or correction of any quarterly or annual historical financial statements, or any inaccuracy of any monthly historical financial statements, in each case as a consequence of any mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008, and/or (B) any derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP and (ii) any representation and warranty set forth in any Credit Document or pursuant to any certificate or other document shall be deemed to have taken into account the effect of this Amendment and any such restatement or correction of previously delivered financial statements, compliance certificates, financial officer certifications, or other certificates and other deliverables required to be delivered concurrently therewith.
     6. Compliance with Section 4.02. In connection with the restatement or correction of the historical financial statements of the Servicer Consolidated Group as a consequence of any mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008, and/or (B) any derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP, the Servicer shall be deemed to have satisfied its obligations under Section 4.02(c), (d) and (e), for the Fiscal Year ended January 28, 2011, and Section 4.02(f) of the Servicing Agreement upon delivery of the following:
     (a) On or prior to the date hereof, the Servicer shall have delivered to the Administrative Agent and the Lenders restated or corrected versions of (i) the consolidated balance sheets of the Servicer Consolidated Group as at the end of each of the Fiscal Years ended January 29, 2010 and January 28, 2011 and the related consolidated statements of income, stockholders’ equity and cash flows of the Servicer Consolidated Group, as the case may be, for each such Fiscal Year, setting forth in each case in comparative form the corresponding figures of the previous Fiscal Year, subject to normal year-end audit adjustments and the absence of footnotes all in reasonable detail, together with a Financial Officer Certification, substantially in the form attached as Exhibit I to the Servicing Agreement; and (ii) a duly executed and completed Compliance Certificate in respect of the consolidated financial statements in item (i) relating to the Fiscal Year ended January 28, 2011; and
     (b) As soon as available, and in any event within 120 days after the end of the Fiscal Year ended January 28, 2011, the Servicer shall deliver to the Administrative Agent and the Lenders (i) the consolidated and consolidating balance sheets of the Servicer Consolidated Group as at the end of each of the Fiscal Years ended January 29,

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2010 and January 28, 2011 and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders’ equity and cash flows of the Servicer Consolidated Group, as the case may be, for each such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification (such financial statements shall also include (x) a detailed summary of any audit adjustments; (y) a reconciliation of any material audit adjustments or reclassifications to the previously provided quarterly financials; and (z) restated quarterly financials for any periods that are required to be restated pursuant to GAAP); (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Servicer, and reasonably satisfactory to the Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Servicer Consolidated Group, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating that in the course of their audit, nothing has come to their attention that caused them to believe that the Servicer has failed to comply with the terms, covenants, provisions or conditions of Section 6.5 of the Credit Agreement or Section 4.01 of the Servicing Agreement, in each case insofar as they relate to financial and accounting matters, and if any such failure has come to their attention, specifying the nature and period of existence thereof; and (iii) a duly executed and completed Compliance Certificate in respect of the consolidated financial statements in item (i) relating to the Fiscal Year ended January 28, 2011.
     7. No Default. Bluestem and the Company each hereby represents and warrants that as of the date hereof, after giving effect to this Amendment, there is no Servicer Default under the Servicing Agreement and no Default or Event of Default under any other Credit Document.
     8. Consent to Amendments to the Bluestem 2010 Securities Purchase Agreement and the Bluestem 2010 Inventory Credit Agreement. The Class Requisite Lenders of each Class and the Administrative Agent hereby consent (to the extent required) to the execution and delivery by Bluestem and the Company of amendments to each of the Bluestem Securities Purchase Agreement and the Bluestem 2010 Inventory Credit Agreement which are substantially similar to the Amendments set forth herein, and this Amendment shall constitute proper notice under the Credit Documents (to the extent required) with respect to such amendments.
     9. Miscellaneous.
     (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an

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original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
     (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
     (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     (d) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BLUESTEM BRANDS, INC.

By:	/s/ Mark P. Wagener

Name:	Mark P. Wagener
Title:	EVP, CFO

FINGERHUT RECEIVABLES I, LLC

By:	/s/ Mark P. Wagener

Name:	Mark P. Wagener
Title:	EVP, CFO

GOLDMAN SACHS BANK USA,
as Administrative Agent and Collateral Agent

By:	/s/ Jason P. Gelberd

Name:	Jason P. Gelberd
Title:	Authorized Signatory

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EXHIBIT A
Form of Compliance Certificate
COMPLIANCE CERTIFICATE
The undersigned, a duly authorized representative of BLUESTEM BRANDS, INC., as Servicer (the “Servicer”), pursuant to that certain Servicing Agreement, dated as of August 20, 2010, by and among the Servicer, FINGERHUT RECEIVABLES I, LLC (the “Company”) and GOLDMAN SACHS BANK USA, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (as amended, restated, replaced, supplemented or otherwise modified from time to time the “Servicing Agreement”), does hereby certify that:
1.	The undersigned is an Authorized Officer of the Servicer who is duly authorized pursuant to the Servicing Agreement to execute and deliver this Certificate to the Administrative Agent.

2.	The determination and calculations of the computations specified in Annex A attached hereto (the “Computations”) and a review of the information used in determining and calculating such Computations was conducted under my supervision.

3.	The Computations were made pursuant Section 4.01 of the Servicing Agreement and are based on the information in the financial statements attached to the Compliance Certificate dated as of the date hereof.

4.	I hereby certify that the results of the Computations are true, correct and accurate in all respects.

5.	Defined terms used and not otherwise defined herein shall have the meaning ascribed to them in the Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of _______________, 20___ pursuant to Section 4.02(e) of the Servicing Agreement.

BLUESTEM BRANDS, INC.
By:
Name:
Title:

Annex A
FOR THE FISCAL MONTH ENDING [     ]
I.	Minimum Net Liquidity: I.(i) + I.(ii) + I.(iii)

(i)	Unrestricted Cash and Cash Equivalents of the Servicer Consolidated Group		$—
(ii)	Revolving Availability		$—
(iii)	Availability under the Bluestem 2010 Inventory Credit Agreement		$—

(x)	Required Amount:[$25,000,000][$20,000,000]	$
$

(y)	Actual Amount:		$—

(z)	Compliance (Yes/No):
FOR THE FISCAL QUARTER ENDING [     ]
II.	Tangible Net Worth: II.(i) — II.(ii)

(i)	Total stockholder’s or other equity (including preferred stock, but excluding treasury stock and subscribed but unissued capital stock, and excluding any asset or liability resulting from the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008, and/or (B) without duplication, any derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP)			$—

(ii)	The sum of:
	(a)	Intangible Assets, which is the sum of
		(1)	Customer lists	$—
		(2)	Goodwill	$—
		(3)	Computer software	$—
		(4)	Copyrights	$—
		(5)	Trade Names	$—
		(6)	Trademarks	$—
		(7)	Patents	$—
		(8)	Franchises	$—
		(9)	Licenses	$—
		(10)	Unamortized deferred charges	$—
		(11)	Unamortized debt discount	$—
		(12)	Capitalized research and developmental costs	$—
		(13)	Other intangibles under GAAP

		Total Intangible Assets	$—

	(b)	Prepaid expenses	$—
	(c)	Amounts due from Affiliates	$—

(x)	Required Amount: The sum of:
	(a)	$120,000,000	$120,000,000
	(b)	75% of its Consolidated Net Income (if positive) for each full Fiscal Year after the Closing Date before any non-cash gain (loss) (net of any income taxes) relating to the mark-to market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008 and/or (B) without duplication, derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP	$—
	(c)	85% of the gross proceeds actually received in cash by the Servicer Consolidated Group from the proceeds of any issuance of Capital Stock by the Servicer Consolidated Group after the Closing Date	$—

(y)	Actual Amount:		$—

(z)	Compliance (Yes/No):
III.	Consolidated Adjusted EBITDA: III. (i) — III. (ii)

(i)	The sum of:
	(a)	Consolidated Net Income for such period	$—
	(b)	Consolidated Interest Expense for such period	$—
	(c)	Income tax expense for such period net of tax refunds	$—
	(d)	All amounts attributable to depreciation and amortization expense for such period	$—
	(e)	Fees or expenses of the Administrative Agent and any Lender or arranger in connection with the Credit Documents, or of any administrative agent, lender, or arranger in connection with the Bluestem Inventory Loan Documents, in each case paid on or prior to the Closing Date	$—
	(f)	For any period (other than the period specified in the following clause (g)) including the period in which such amounts were paid, other fees or expenses in an amount not to exceed $1,000,000 paid in connection with the Credit Documents, the Bluestem Inventory Loan Documents or the Senior Subordinated Documents and the transactions contemplated therein	$—
	(g)	For the period from, and including, the Closing Date to, and including, the last day of the first Fiscal Quarter to end after the Closing Date, other fees and expenses in an amount not to exceed $6,500,000 paid in connection with the Credit Documents and the transactions contemplated therein and the refinancing or replacement of credit facilities existing prior to the Closing Date	$—

(h)
     Any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) in an amount not to exceed $2,000,000, or any additional amounts approved by the Class Requisite Lenders of each Class, and other non-cash charges relating to the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008 and/or (B) without duplication, derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP
$—
	(i)	Reasonable fees and expenses in connection with an initial public offering by Bluestem in an amount not to exceed the lesser of (A) 12.5% of the gross proceeds thereof and (B) the actual fees and expenses incurred in connection therewith, or any additional amounts approved by the Class Requisite Lenders of each Class	$—
	(j)	any prepayment premiums or other similar fees paid in connection with the Credit Documents or the Bluestem Inventory Loan Documents	$—
(ii)	The sum of:
	(k)	Any cash payments made during such period in respect of non-cash charges described in clause (h) above taken in a prior period	$—
	(l)	Any extraordinary gains and any non-cash items of income for such period, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP, including, without limitation, any non-cash gains or items of income relating to the mark-to-market valuation of (A) the contingent financing fee arrangement entered into on May 15, 2008 and/or (B) without duplication, derivatives or embedded derivatives in any Equity Interest of any Person in the Servicer Consolidated Group, in each case to the extent required under GAAP	$—

Total LTM Consolidated Adjusted EBITDA			$—
IV.	Minimum LTM EBITDA Margin: IV.(i) / IV.(ii)

(i)	Consolidated Adjusted EBITDA of the Servicer Consolidated Group for the previous twelve months	$—

(ii)	Net sales of the Servicer Consolidated Group for the previous twelve months	$—

(x)	Required Amount:	8.5%

(y)	Actual Amount:	[ ]	%

(z)	Compliance (Yes/No):

V.	Consolidated Fixed Charges: V.(i) + V.(ii) + V.(iii) + V. (iv) + V. (v)

(i)	Consolidated Cash Interest Expense	$—
(ii)	Fees and charges owed with respect to paragraph 2 of the Fee Letter, Section 2.9(a) of the Credit Agreement and the Bluestem 2010 Inventory Credit Agreement (other than any facility fees payable on the Closing Date)	$—
(iii)	Scheduled principal payments on Indebtedness made during such period (not including principal payments under the Credit Agreement)	$—
(iv)	income and franchise taxes paid in cash net of income and franchise tax refunds (but not less than zero)	$—
(v)	dividends or distributions paid in cash	$—
Total Fixed Charges		$—
VI.	Fixed Charge Coverage Ratio: VI.(i) / VI. (ii)

(i)	The difference of:
	(a) Consolidated Adjusted EBITDA	$—
	(b) Capital Expenditures (excluding the portion thereof funded with (i) long-term debt financing provided by third parties or (ii) for the period from the date of the initial public offering of Bluestem Brands, Inc. to the first anniversary thereof, proceeds from such initial public offering in an amount not to exceed $20,000,000 (provided that, such exclusions shall not cause Capital Expenditures to be less than zero))	$—
	Net Consolidated Adjusted EBITDA	$—

(ii)	Consolidated Fixed Charges, all calculated for the Servicer Consolidated Group on a consolidated basis in accordance with GAAP	$—

(x)	Required Amount:	[1.00][1.05][1.10]x

(y)	Actual Amount:	[ ]x

(z)	Compliance (Yes/No):